UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

Current Report Pursuant

to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 31, 2006

EFJ, Inc.

(Exact name of registrant as specified in its charter)

DELAWARE	0-21681	47-0801192
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

1440 CORPORATE DRIVE, IRVING, TX 75038

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (972) 819-0700

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 1.01.	Entry into a Material Definitive Agreement.

On March 31, 2006, EFJ, Inc. (the “Company”) completed the simultaneous purchase, sale and leaseback of its facility located at 1440 Corporate Drive, Irving, Texas 75038 with 1440 Corporate Drive, LP and Walnut Hill/DBI Venture I, LP at a sale price of $4.6 million (the “Sale Leaseback Transaction”). The net proceeds of the Sale Leaseback Transaction is approximately $1 million dollars. The term of the lease is ten (10) years. A copy of the Lease Agreement is attached as Exhibit 10.20 to this report and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(c)	Exhibit	Description
	10.20	Lease Agreement between EFJ, Inc. and 1440 Corporate Drive, LP.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

EFJ, INC. (Registrant)

Date: April 6, 2006	By:	/s/ Jana Ahlfinger Bell
Jana Ahlfinger Bell
Chief Financial Officer
(Principal Financial and Accounting Officer)

Exhibit Index

10.20	Lease Agreement between EFJ, Inc. and 1440 Corporate Drive, LP.